CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Bacterin International Holdings, Inc.

We hereby consent to the use of our report dated April 7, 2011, with respect to the financial statements of Bacterin International, Inc. in the Registration Statement on Post Effective Amendment No. 1 to Form S-1 to be filed on or about May 2, 2011.  We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/ Child, Van Wagoner & Bradshaw, PLLC
Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
May 2, 2011